UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2018
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Advanced Energy Industries, Inc.
(Exact name of registrant as specified in its charter)

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Delaware	000-26966	84-0846841
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1625 Sharp Point Drive, Fort Collins, Colorado	80525
(Address of principal executive offices)	(Zip Code)

(970) 221-4670
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)
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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]
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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Increase in the Size of the Board of Directors
On May 3, 2018, the Board of Directors (the “Board”) of Advanced Energy Industries, Inc. (the “Company”) increased the size of the Board from seven directors to eight directors.
Appointment of Tina M. Donikowski to the Board of Directors
On May 3, 2018, the Board appointed Tina M. Donikowski to fill the vacancy created by the increase in the size of the Board and to serve until the Company’s 2019 Annual Meeting of Shareholders or until her successor is duly elected and qualified. As with all current directors, Ms. Donikowski will be subject to election at the next annual meeting of shareholders. Ms. Donikowski will serve on the Board’s Audit & Finance Committee.
Ms. Donikowski, age 59, retired from General Electric Company, a diversified industrial company, in October 2015 after 38 years with the company. She served in a number of senior positions during her career at General Electric Company, including most recently as Vice President, Global Locomotive Business, GE Transportation, from January 2013 until her retirement. She currently serves on the Board of Directors of Atlas Copco AB (STOCKHOLM: ATCO), a world-leading provider of sustainable productivity solutions based in Stockholm, Sweden, CIRCO International (NYSE: CIR), a leading provider of flow control solutions and other highly engineered products and subsystems used in energy, aerospace and industrial markets based in Burlington, Massachusetts, and Eriez Magnetics, a privately held manufacturer and designer of magnetic, vibratory, and metal detection applications based in Erie, Pennsylvania. She also serves as a member of the Board of Trustees, Gannon University, and the Board of Trustees, Boys & Girls Club of Erie, Pennsylvania. Ms. Donikowski holds a Bachelor of Science degree in Industrial Engineering, as well as an Honorary Doctorate, from Gannon University.
There is no arrangement or understanding between Ms. Donikowski and any other person pursuant to which she was elected as a director of the Company. Additionally, there is no transaction between Ms. Donikowski and the Company that would require disclosure under Item 404(a) of Regulation S-K. The Board has determined that Ms. Donikowski is independent under the listing standards of the NASDAQ Global Select Market.
As a non-employee director, Ms. Donikowski will receive the compensation paid to all non-employee directors of the Company. In connection with her appointment to the Board, Ms. Donikowski was also granted 6,000 restricted stock units pursuant to the Company’s 2017 Omnibus Incentive Plan, as amended (the “2017 Plan”), all of which will vest on the first anniversary of the grant date. A copy of the 2017 Plan was filed as Exhibit 10.19 to the Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 15, 2018.
Also in connection with Ms. Donikowski’s appointment to the Board, Ms. Donikowski and the Company will execute the Company’s standard form of director indemnification agreement that provides, among other things, that the Company will indemnify and hold Ms. Donikowski harmless for losses and expenses resulting from claims arising out of, or related to, the fact that she is or was a director of the Company. The form of director indemnification agreement was filed as Exhibit 10.1 to the Form 8-K filed with the SEC on December 14, 2009.
Item 8.01  Other Events.
On May 4, 2018, the Company issued a press release entitled “Tina M. Donikowski Joins the Advanced Energy Board of Directors.” Attached hereto as Exhibit 99.1 and incorporated herein by reference, is a copy of the press release.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release dated May 4, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED ENERGY INDUSTRIES, INC.

/s/ Thomas O. McGimpsey
Date: May 4, 2018	Thomas O. McGimpsey
Executive Vice President, General Counsel and Corporate Secretary